                                                                    EXHIBIT 99.1

                                                                            NEWS

[VERTIAS LOGO]
Veritas Software Corporation
350 Ellis Street
Mountain View, CA 94043
(650) 527-8000


         VERITAS SOFTWARE REPORTS FIRST QUARTER REVENUE OF $487 MILLION

                        REVENUES GROW 24% YEAR OVER YEAR

MOUNTAIN VIEW, CALIF. - APRIL 21, 2004 - VERITAS Software Corporation (NASDAQ:
VRTSE) today announced financial results for the quarter ended March 31, 2004. Revenue was $487 million, compared to revenue of $394 million for the same period a year ago, representing 24 percent growth year over year.

GAAP net income for the quarter ended March 31, 2004 was $103.0 million, or $0.23 per diluted share, compared to GAAP net income of $42.5 million, or $0.10 per diluted share, for the same period a year ago. Included in GAAP net income are charges of $1.5 million, net of taxes, for the quarter ended March 31, 2004, and $27.6 million, net of taxes, for the same period a year ago, related to amortization of intangibles, in-process research and development, stock-based compensation and gains/losses on the sale of strategic investments.

On March 15, 2004, the company announced that it would delay filing its annual report on Form 10-K for the year ended December 31, 2003, to restate the company's financial statements for the years ended December 31, 2001 and 2002 and adjust its previously announced financial results for the year ended December 31, 2003. As a result, the financial information presented in this press release is subject to adjustment based on the results of the restatement.

"Our strong first quarter financial results demonstrate the fundamental strength of our business strategy and the benefit of an improvement in IT spending," said Gary Bloom, chairman, president and CEO, VERITAS Software. "Through our strategic acquisitions and continued investment in organic product development, VERITAS continues to deliver a successful portfolio of products to enable utility computing. This quarter, we further extended our leadership in backup and storage software solutions, with some of the most significant upgrades to VERITAS products in the past 10 years. We remain focused on the fundamentals of our business and we are highly motivated to drive the company past our $2 billion revenue target in 2004."

"The revenue upside once again demonstrated the leverage in our business model, generating approximately $202 million in cash from operating activities and driving our cash and short-term investment balance to $2.7 billion," said Ed Gillis, executive vice president and chief financial officer, VERITAS Software. "Building on the strength of a solid first quarter, we continue to view 2004 as an important growth year for VERITAS and expect revenue for our second quarter to be in the range of $490 million to $505 million and diluted earnings per share to be in the range of $0.21 to $0.23 on a GAAP basis."

VERITAS continues to be a leader in the storage software market. Building on that leadership position, the company introduced several new products during the first quarter:

o VERITAS DATA LIFECYCLE MANAGER 5.0, setting the industry benchmark for software that helps companies manage data from creation to archiving.

o VERITAS NETBACKUP 5.0 SERVER, further enhancing our market leading technology to provide a new class of heterogeneous storage protection for mid-sized companies and workgroups.

o VERITAS STORAGE FOUNDATION 4.0, the most significant upgrade to our core foundation products since their initial release in 1992, further extending our technical leadership in storage management and virtualization.

o New SUSE Linux versions of VERITAS STORAGE FOUNDATION, VERITAS CLUSTER SERVER, AND VERITAS OPFORCE.

The company will hold a conference call today at 2:00 p.m. Pacific Time, 5:00 p.m. Eastern Time, to review the results and business outlook. The conference call will be available to all investors. The telephone dial-in number for listen-only access to the live call is 913-981-4900, passcode: 721604. A live webcast will also be available at www.veritas.com, Investor section.
In addition, a replay will be available via audio webcast at www.veritas.com, Investor section, beginning on Wednesday, April 21 at 4:00 p.m. Pacific Time and via telephone at (719) 457-0820, replay code: 721604.

ABOUT VERITAS SOFTWARE
VERITAS Software, one of the top 10 largest software companies in the world, is a leading provider of software to enable utility computing. In a utility computing model, IT resources are aligned with business needs and business applications are delivered with optimal performance and availability on top of shared computing infrastructure, minimizing hardware and labor costs. VERITAS products for data protection, storage and server management, high availability and application performance management are used by 99 percent of the Fortune 500. More information about VERITAS Software can be found at www.veritas.com.

COMPARATIVE FINANCIAL INFORMATION
On March 15, 2004, the company announced that it is in the process of restating its financial results for 2001 and 2002 and revising its previously announced financial results for 2003, including its results for the quarter ended March 31, 2003. The company expects that the pending restatement will reduce its 2003 revenues in the range of $10 million to $15 million from the previously reported $1.77 billion and reduce 2003 net income in the range of $15 to $20 million from the previously announced GAAP net income of $274 million. In addition, the company announced a tax settlement relating to the company's 2000 acquisition of Seagate Technology, which is expected to increase 2003 GAAP net income by $95 million. As a result, the financial information presented in this press release is subject to adjustment based on the results of the restatement.

SAFE HARBOR STATEMENT
This press release may include estimates and forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, including statements relating to projections of future revenue and earnings and statements relating to the anticipated effects of our pending restatement on our financial results. These forward-looking statements involve a number of risks and uncertainties, including the risk that we will not gain market acceptance of our products and services, the risk that we will not be able to maintain the quality of our end-user customer and partnering relationships, the risk that we will need to make other unanticipated adjustments to our financial results and the risk that we will not manage our business effectively, that could cause the actual results we achieve to differ materially from such forward-looking statements. For more information regarding potential risks, see the "Factors That May Affect Future Results" section of our most recent report on Form 10-Q for the quarter ended September 30, 2003 on file with the SEC. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date hereof.

Copyright (C) 2004 VERITAS Software Corporation. All rights reserved. VERITAS, the VERITAS Logo and all other VERITAS product names and slogans are trademarks or registered trademarks of VERITAS Software Corporation. VERITAS and the VERITAS Logo Reg. U.S. Pat. & Tm. Off. Other product names and/or slogans mentioned herein may be trademarks or registered trademarks of their respective companies.

                                      # # #

PRESS CONTACT:
Andrew McCarthy, VERITAS Software
(650) 527-3183, andrew.mccarthy@veritas.com

INVESTOR CONTACT:
Tim Harvey, VERITAS Software (650) 527-4523 , tim.harvey@veritas.com.

VERITAS Software Q1'04 Earnings Release
Page 4


                          VERITAS SOFTWARE CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                                    THREE MONTHS ENDED
                                                         MARCH 31,
                                                  -----------------------
                                                    2004          2003
                                                  ---------     ---------
                                                                  (1)
NET REVENUE:
  User license fees                               $ 303,274     $ 254,564
  Services                                          183,897       139,822
                                                  ---------     ---------
     TOTAL NET REVENUE                              487,171       394,386

COST OF REVENUE:
  User license fees                                  11,601        11,418
  Services (2)                                       60,781        47,789
  Amortization of developed technology                3,824        14,782
                                                  ---------     ---------
     TOTAL COST OF REVENUE                           76,206        73,989
                                                  ---------     ---------
GROSS PROFIT                                        410,965       320,397

OPERATING EXPENSES:
  Selling and marketing (2)                         146,525       122,047
  Research and development (2)                       78,650        71,383
  General and administrative (2)                     45,777        38,153
  Amortization of other intangibles                   2,394        18,191
  In-process research and development                   400         4,100
                                                  ---------     ---------
     TOTAL OPERATING EXPENSES                       273,746       253,874
                                                  ---------     ---------
Income from operations                              137,219        66,523
Interest and other income, net                       11,345         8,395
Interest expense                                     (5,702)       (7,738)
Gain (loss) on strategic investments                  7,496        (3,518)
                                                  ---------     ---------
Income before income taxes                          150,358        63,662
Provision for income taxes                           47,399        21,136
                                                  ---------     ---------
NET INCOME                                        $ 102,959     $  42,526
                                                  =========     =========
NET INCOME PER SHARE - BASIC                      $    0.24     $    0.10
                                                  =========     =========
NET INCOME PER SHARE - DILUTED                    $    0.23     $    0.10
                                                  =========     =========
SHARES USED IN PER SHARE CALCULATION - BASIC        430,714       412,916
                                                  =========     =========
SHARES USED IN PER SHARE CALCULATION - DILUTED      444,921       419,380
                                                  =========     =========


(1) Results for the quarter ended March 31, 2003 are presented for comparison purposes as previously reported. On March 15, 2004, the Company announced that it would delay filing its annual report on Form 10-K for the year ended December 31, 2003, to restate the Company's financial statements for the years ended December 31, 2001 and 2002 and adjust its financial results for the year ended December 31, 2003. As a result, the comparative financial information presented in this table will be revised to reflect corrections of the prior periods and the settlement, finalized on March 15, 2004, of tax audits related to the Company's 2000 acquisition of Seagate Technology.

(2) For the three months ended March 31, 2004, cost of services revenue includes $245, selling and marketing includes $1,968, research and development includes $1,139 and general and administrative includes $744 of stock-based compensation expense. For the three months ended March 31, 2003, research and development includes $449 of stock-based compensation expense.

VERITAS Software Q1'04 Earnings Release
Page 5


                          VERITAS SOFTWARE CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)


                                                               MARCH 31,      DECEMBER 31,
                                                                 2004            2003
                                                              -----------     -----------
                                                                  (1)             (1)
                                     ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                   $   628,394     $   823,828
  Short-term investments                                        2,055,564       1,679,844
  Accounts receivable, net                                        157,896         256,473
  Other current assets                                             67,797          81,767
  Deferred income taxes                                            17,428          28,890
                                                              -----------     -----------
     TOTAL CURRENT ASSETS                                       2,927,079       2,870,802

Property and equipment, net                                       572,824         572,978
Other intangibles, net                                             85,691          81,344
Goodwill, net                                                   1,813,153       1,760,864
Other non-current assets                                           23,883          43,385
Deferred income taxes                                              83,854          69,500
                                                              -----------     -----------
     TOTAL ASSETS                                             $ 5,506,484     $ 5,398,873
                                                              ===========     ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                            $    29,218     $    38,590
  Accrued compensation and benefits                                90,375         127,805
  Accrued acquisition and restructuring costs                      24,927          24,887
  Other accrued liabilities                                        68,357          91,876
  Current portion of long-term debt                               186,373              --
  Income taxes payable                                            181,554         162,923
  Deferred revenue                                                421,331         399,275
                                                              -----------     -----------
     TOTAL CURRENT LIABILITIES                                  1,002,135         845,356

NON-CURRENT LIABILITIES:
  Convertible subordinated notes                                  520,000         520,000
  Long-term debt                                                  194,257         380,630
  Accrued acquisition and restructuring costs                      63,124          69,019
  Other long-term liabilities                                      25,061          20,651
  Other income taxes                                                   --         113,100
                                                              -----------     -----------
     TOTAL NON-CURRENT LIABILITIES                                802,442       1,103,400

Stockholders' equity                                            3,701,907       3,450,117
                                                              -----------     -----------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY               $ 5,506,484     $ 5,398,873
                                                              ===========     ===========


(1) Results as of December 31, 2003 are presented for comparison purposes as previously reported. On March 15, 2004, the Company announced that it would delay filing its annual report on Form 10-K for the year ended December 31, 2003, to restate the Company's financial statements for the years ended December 31, 2001 and 2002 and adjust its financial results for the year ended December 31, 2003. As a result, the financial information presented in this table will be revised to reflect corrections of the prior periods and the settlement, finalized on March 15, 2004, of tax audits related to the Company's 2000 acquisition of Seagate Technology.

VERITAS Software Q1'04 Earnings Release
Page 6


                          VERITAS SOFTWARE CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                   (Unaudited)


                                                                                        THREE MONTHS ENDED
                                                                                             MARCH 31,
                                                                                     ---------------------------
                                                                                       2004            2003
                                                                                     -----------     -----------
                                                                                        (1)             (1)
CASH FLOWS FROM OPERATING ACTIVITIES:
NET INCOME                                                                           $   102,959     $    42,526
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization                                                           30,075          24,611
  Amortization of developed technology                                                     3,824          14,782
  Amortization of other intangibles                                                        2,394          18,191
  Amortization of original issue discount on convertible notes                                --           4,245
  In-process research and development                                                        400           4,100
  Provision for doubtful accounts                                                             --             724
  Stock-based compensation                                                                 4,096             449
  Tax benefits from stock plans                                                            6,816           1,642
  (Gain) loss on strategic investments                                                    (7,496)          3,518
  Write-off of property and equipment                                                      1,083              --
  Deferred income taxes                                                                   (8,318)        (13,397)
Changes in operating assets and liabilities, net of effects of business acquisitions:
  Accounts receivable                                                                     97,613          91,203
  Other assets                                                                           (22,600)          8,373
  Accounts payable                                                                        (9,391)         (1,295)
  Accrued compensation and benefits                                                      (40,458)        (30,381)
  Accrued acquisition and restructuring costs                                             (6,967)         (4,945)
  Other accrued liabilities                                                              (17,576)        (10,611)
  Income taxes payable                                                                    41,230          31,716
  Deferred revenue                                                                        24,351          17,803
                                                                                     -----------     -----------
                               Net cash provided by operating activities                 202,035         203,254

Cash flows from investing activities:
  Purchases of investments                                                              (947,776)       (414,876)
  Sales and maturities of investments                                                    598,515         528,653
  Purchases of property and equipment                                                    (28,081)        (16,336)
  Business acquisitions, net of cash acquired                                            (60,449)        (54,579)
  Payments made for prior year business and technology acquisitions                           --          (2,106)
                                                                                     -----------     -----------
                          Net cash provided by (used in) investing activities           (437,791)         40,756

Cash flows from financing activities:
   Proceeds from issuance of common stock                                                 43,353          19,950
                                                                                     -----------     -----------
                               Net cash provided by financing activities                  43,353          19,950

Effect of exchange rate changes                                                           (3,031)          3,382
                                                                                     -----------     -----------
Net increase (decrease) in cash and cash equivalents                                    (195,434)        267,342
Cash and cash equivalents at beginning of the period                                     823,828         764,062
                                                                                     -----------     -----------
Cash and cash equivalents at end of the period                                       $   628,394     $ 1,031,404
                                                                                     ===========     ===========

(1) Results for the quarter ended March 31, 2003 are presented for comparison purposes as previously reported. On March 15, 2004, the Company announced that it would delay filing its annual report on Form 10-K for the year ended December 31, 2003, to restate the Company's financial statements for the years ended December 31, 2001 and 2002 and adjust its financial results for the year ended December 31, 2003. As a result, the financial information presented in this table will be revised to reflect corrections of the prior periods and the settlement, finalized on March 15, 2004, of tax audits related to the Company's 2000 acquisition of Seagate Technology.

VERITAS Software Q1'04 Earnings Release
Page 7


                          VERITAS SOFTWARE CORPORATION
        RECONCILIATION OF CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    TO THE NON-GAAP STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                                          THREE MONTHS ENDED                        THREE MONTHS ENDED
                                                            MARCH 31, 2004                            MARCH 31, 2003
                                                 ---------------------------------------    ---------------------------------------
                                                 UNDER GAAP   ADJUSTMENTS       NON-GAAP      UNDER GAAP  ADJUSTMENTS      NON-GAAP
                                                 ----------   -----------       --------      ----------  -----------      --------
NET REVENUE:
  User license fees                               $ 303,274                    $ 303,274      $ 254,564                   $ 254,564
  Services                                          183,897                      183,897        139,822                     139,822
                                                  ---------   ----------       ---------      ---------   ----------      ---------
     TOTAL NET REVENUE                              487,171                      487,171        394,386                     394,386
COST OF REVENUE:
  User license fees                                  11,601                       11,601         11,418                      11,418
  Services                                           60,781         (245)A,D      60,536         47,789                      47,789
  Amortization of developed technology                3,824       (3,824)A            --         14,782      (14,782)A           --
                                                  ---------   ----------       ---------      ---------   ----------      ---------
     TOTAL COST OF REVENUE                           76,206       (4,069)         72,137         73,989      (14,782)        59,207
                                                  ---------   ----------       ---------      ---------   ----------      ---------
GROSS PROFIT                                        410,965        4,069         415,034        320,397       14,782        335,179
GROSS PROFIT %                                         84.4%         0.8%           85.2%          81.2%         3.8%          85.0%
OPERATING EXPENSES:
  Selling and marketing                             146,525       (1,968)A,D     144,557        122,047                     122,047
  Research and development                           78,650       (1,139)A,D      77,511         71,383         (449)A       70,934
  General and administrative                         45,777         (744)A,D      45,033         38,153                      38,153
  Amortization of other intangibles                   2,394       (2,394)A            --         18,191      (18,191)A           --
  In-process research and development                   400         (400)A            --          4,100       (4,100)A           --
                                                  ---------   ----------       ---------      ---------   ----------      ---------
     TOTAL OPERATING EXPENSES                       273,746       (6,645)        267,101        253,874      (22,740)       231,134
                                                  ---------   ----------       ---------      ---------   ----------      ---------
Income from operations                              137,219       10,714         147,933         66,523       37,522        104,045
OPERATING MARGIN %                                     28.2%         2.2%           30.4%          16.9%         9.5%          26.4%
Interest and other income, net                       11,345                       11,345          8,395                       8,395
Interest expense                                     (5,702)                      (5,702)        (7,738)                     (7,738)
Gain (loss) on strategic investments                  7,496       (7,496)C            --         (3,518)       3,518 C           --
                                                  ---------   ----------       ---------      ---------   ----------      ---------
Income before income taxes                          150,358        3,218         153,576         63,662       41,040        104,702
Provision for income taxes                           47,399        1,745 B        49,144         21,136       13,416 B       34,552
                                                  ---------   ----------       ---------      ---------   ----------      ---------
NET INCOME                                        $ 102,959   $    1,473       $ 104,432      $  42,526   $   27,624      $  70,150
                                                  =========   ==========       =========      =========   ==========      =========
NET INCOME PER SHARE - BASIC                      $    0.24   $       --       $    0.24      $    0.10   $     0.07      $    0.17
                                                  =========   ==========       =========      =========   ==========      =========
NET INCOME PER SHARE - DILUTED                    $    0.23   $       --       $    0.23      $    0.10   $     0.07      $    0.17
                                                  =========   ==========       =========      =========   ==========      =========
SHARES USED IN PER SHARE CALCULATION - BASIC        430,714                      430,714        412,916                     412,916
                                                  =========                    =========      =========                   =========
SHARES USED IN PER SHARE CALCULATION - DILUTED      444,921                      444,921        419,380                     419,380
                                                  =========                    =========      =========                   =========

FOOTNOTES:

A To exclude non-cash charges related to acquisitions, including write off of in-process research and development, amortization of intangibles and stock-based compensation.

B To adjust the provision for income taxes to the non-GAAP rates of 32% in 2004 and 33% in 2003.

C    To exclude gains/losses on strategic investments.

D    To exclude non-cash charges related to other stock-based compensation.

     The non-GAAP financial information set forth above is not prepared in accordance with, or an alternative for, generally accepted accounting principles ("GAAP") and may be different from non-GAAP measures used by other companies. The Company's management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company's operational performance, including the Company's ability to provide cash flows to invest in research and development and fund acquisitions and capital expenditures. In addition, these non-GAAP financial measures facilitate management's internal comparisons to the Company's historical operating results and comparisons to competitors' operating results. We include these non-GAAP financial measures because we believe they are useful to investors in allowing for greater transparency to supplemental information used by management in its financial and operational decision-making. In addition, we have historically reported similar non-GAAP financial measures to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting.